Exhibit 10.4

ST-18759

Certificate of Registration of Exempted Limited

Partnership

[STAMP]

I, NEYDIS TAVERAS Assistant Registrar of Exempted Limited Partnership in the Cayman Islands DO HEREBY CERTIFY, pursuant to the Exempted Limited Partnership Law, 1991 that all the requisitions of the said Law in respect of registration were complied with by

BGC Global Holdings, L.P.

an Exempted Limited Partnership registered in the Cayman Islands on the 7th day of December Two Thousand Six

Given under my hand and Seal at George Town in the
Island of Grand Cayman this 7th day of December
Two Thousand Six

CERTIFIED TO BE A TRUE AND CORRECT COPY

(SGD. NEYDIS TAVERAS)

Sig..	/s/ Neydis Taveras
Neydis Taveras
	Assistant Registrar	Assistant Registrar of Exempted Limited Partnership
Date	07 December 2006	Cayman Islands.